UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                   Results of Operations and Financial Condition.

On December 6, 2011, Vitesse Semiconductor Corporation (the “Company”) issued a press release reporting its financial results for the fourth quarter and fiscal year ended September 30, 2011. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 1-877-309-8763 (U.S. toll-free) approximately 10 minutes before the conference call is scheduled to begin, and provide the passcode 26388993. International callers should dial 1-706-634-1301. The conference call may also be accessed by means of a live audio webcast on our website at www.vitesse.com. The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the passcode 26388993. The audio replay will be available for seven days.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Bonus Plan

On December 1, 2011, the Company’s Board of Directors adopted the Fiscal Year 2012 Executive Bonus Plan (the “Plan”) to provide members of the executive staff of the Corporation with the opportunity to earn incentive bonuses based on 1) the Company’s attainment of specific financial performance objectives for the fiscal year and 2) the executive’s achievement of designated personal goals.  Awards under the Plan may be made only to “Eligible Persons,” which is defined to be any “officer,” as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (except the President/Chief Executive Officer), and any vice-president who is a member of the Company’s executive staff.  Any bonus for employees who become “Eligible Persons” after the beginning of fiscal year 2012 will be prorated.

A participant’s bonus under the Plan will be based on the Company achieving a certain level of Adjusted EBITDA (as defined below) during the fiscal year and upon the participant achieving certain individual personal goals established by the Chief Executive Officer of the Company.  A participant’s bonus will be an amount equal to (a) times (b) times (c), where (a) equals the participant’s Base Salary, (b) equals a specified percentage of the participant’s salary that would be payable if the participant achieved 100% of his or her personal goals and the Company achieved an amount of Adjusted EBITDA specified in the Plan and (c) equals the percentage of personal goals achieved by the participant.  Whether a participant has attained a personal goal in whole or in part shall be determined by the Chief Executive Officer of the Company in his or her sole discretion.

Bonus payments, if earned, will be paid by the end of the first quarter of Fiscal Year 2013, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee of the Board of Directors of the Company in a duly held meeting, but, in no event, later than March 15, 2013.  A participant’s right to receive a bonus will become vested if the participant is continuously employed by the Company without performance deficiencies until September 30, 2012.

“Adjusted EBITDA” is defined under the Plan as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation and non-recurring professional fees.  The Administrator may, from time-to-time, make other exceptions to the definition as it deems appropriate with respect to unusual or non-recurring events such as balance sheet adjustments, mergers, acquisitions, and divestitures.

The Chief Executive Officer has the authority to propose additional bonus amounts above those provided for in the plan for the consideration of, and approval by, the Compensation Committee and will be responsible to ensure that estimated bonuses, including any proposed amounts above the amounts indicated in the Plan, not yet approved by the Compensation Committee, are accounted for in accordance with generally accepted accounting principles.

Amendment to Martin Nuss’ Severance Pay

Effective November 30, 2011, the Company entered into an amendment to the existing employment letter agreement with Dr. Martin Nuss, Vice President Technology and Strategy, an executive officer of the Company, designed to more closely align his severance pay with the severance pay of certain of our other named executive officers.

Pursuant to his employment letter agreement, Dr. Nuss receives an annual base salary, which presently is $235,000, and is eligible to participate in the Company’s cash incentive plan for senior executives which presently provides him with the opportunity to earn a target bonus of 30% of his base salary and a maximum bonus of 50% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee.  Pursuant to Dr. Nuss’ employment letter agreement, as amended, if his employment is terminated by him for good reason or by the Company other than for cause, Dr. Nuss is entitled to a lump sum payment equal to 12 months of his then base salary, unless termination occurs within 12 months following a change in control.  If such termination of employment occurs within the 12 months following a change in control, Dr. Nuss would be entitled to (a) 9 months of his then base salary, (b) an additional payment equal to one week of base salary for every 12 months Dr. Nuss has been employed by the Company, (c) his earned bonus for the fiscal year in which the termination occurred pro-rated based on his termination date and subject to other terms and conditions of the bonus plan then in effect, (d) an additional payment equal to 50% of the amount of his maximum potential annual bonus for the fiscal year in which his termination occurred, (e) immediate vesting of his equity compensation awards with respect to the number of shares that would have vested if Dr. Nuss had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment, and (f) payment of the cost of COBRA medical and dental benefits for a period of 12 months.  The amendment was approved by the Compensation Committee of the Board of Directors.

Item 9.01 – Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date:	December 6, 2011	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated December 6, 2011.

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